ARTICLES OF INCORPORATION
                                       OF
                            HERE COMES GRANDMA, INC.

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     THE UNDERSIGNED,  ACTING AS INCORPORATOR OF A CORPORATION UNDER THE FLORIDA
GENERAL CORPORATION ACT, ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION:

     FIRST: The name of the corporation is HERE COMES GRANDMA, INC.

     SECOND: The period of its duration is perpetual.

     THIRD: The date and time of the commencement of the corporate existence shall be the date of the filing of these Articles by the Department of State.

     FOURTH: The purpose or purposes for which the corporation is organized is to engage in the transaction of any or all lawful business for which the corporation may be incorporated under the provisions of the Florida General Corporation Act.

     FIFTH: The aggregate number of shares which the corporation shall have authority to issue is ONE THOUSAND (1,000) shares of capital stock, having a par value of $.01 per share.

     SIXTH: The number of directors constituting the initial Board of Directors. of the corporation is three (3) and the names and addresses of the persons who are to serve as director until the first annual meeting of shareholders or until a successor is elected and shall qualify is:

                                G. Michael Khoury
                           23635 South Federal Highway
                            Princeton, Florida 33032

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                                 L. Sonnai Frock
                              1540 Ouayside Terrace
                              Miami, Florida 33138

                                  Robert Genin
                              1542 Quayside Terrace
                              Miami, Florida 33138

     SEVENTH: The name and address of the incorporator, the initial registered agent and the initial registered office is:

                            JONATHAN B. REISMAN, ESQ.
                                    Suite 808
                              1401 Brickell Avenue
                              Miami, Florida 33131

DATED: October 25, 982

                                            /s/ Jonathan B. Reisman, Esq.
                                                --------------------------------
                                                JONATHAN B. REISMAN, ESQ.
                                                Incorporator and Initial
                                                Registered Agent

STATE OF FLORIDA)
                )      SS:
COUNTY OF DADE  )

     The foregoing instrument was acknowledged before me this 25th day of October, 1982, by Jonathan B. Reisman.

                                                /s/
                                                --------------------------------
                                                NOTARY PUBLIC, STATE OF
                                                FLORIDA AT LARGE


My commission expires:

NOTARY PUBLIC STATE OF FLORIDA AT LARGE
My commission expires Oct. 4, 1983
Bonded Thru General Ins. Underwriters